                                                                    Exhibit 10.8


            --------------------------------------------------------


                               NETWORK PLUS CORP.

                          Common Stock Purchase Warrant




                           Dated as of _________, 2000




           ---------------------------------------------------------



         [THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THIS WARRANT AND SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.]

                                Table of Contents

1.  Exercise of Warrant.................................................................   1
    1.1.  Manner of Exercise............................................................   1
    1.2.  When Exercise Effective.......................................................   2
    1.3.  Delivery of Stock Certificates, etc...........................................   2
    1.4.  Payment by Application of Shares Otherwise Issuable...........................   2
    1.5.  Exercise of Warrants..........................................................   3
2.  Adjustment of Common Stock Issuable Upon Exercise...................................   3
    2.1.  General; Warrant Price........................................................   3
    2.2.  Adjustment of Warrant Price...................................................   3
        2.2.1  Issuance of Additional Shares of Common Stock............................   3
        2.2.2  Extraordinary Dividends and Distributions................................   4
    2.3.  Treatment of Options and Convertible Securities...............................   4
    2.4.  Treatment of Stock Dividends, Stock Splits, etc...............................   7
    2.5.  Computation of Consideration..................................................   7
    2.6.  Adjustments for Combinations, etc.............................................   9
    2.7.  Minimum Adjustment of Warrant Price...........................................   9
3.  Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc..........  10
4.  Other Dilutive Events...............................................................  10
5.  No Dilution or Impairment...........................................................  10
6.  Report as to Adjustments............................................................  11
7.  Notices of Corporate Action.........................................................  11
8.  Registration of Common Stock........................................................  12
9.  Restrictions on Transfer............................................................  13
    9.1.  Restrictive Legends...........................................................  13
    9.2.  Notice of Proposed Transfer; Opinions of Counsel..............................  13
    9.3.  Termination of Restrictions...................................................  15
10. Reservation of Stock, etc...........................................................  15
11. Registration and Transfer of Warrants, etc..........................................  15
    11.1. Warrant Register; Ownership of Warrants.......................................  15
    11.2.  Transfer and Exchange of Warrants............................................  16
    11.3.  Replacement of Warrants......................................................  16
12.  Registration under Securities Act, etc.............................................  16
    12.1.  Registration on Request......................................................  16
    12.2.  Incidental Registration......................................................  19

    12.3.  Registration Procedures......................................................  21
    12.4.  Underwritten Offerings.......................................................  27
    12.5.  Preparation; Reasonable Investigation........................................  30
    12.6.  Indemnification..............................................................  30
13.  Definitions........................................................................  34
14.  Remedies...........................................................................  41
15.  No Rights or Liabilities as Stockholder............................................  41
16.  Notices............................................................................  41
17.  Amendments.........................................................................  41
18.  Expiration.........................................................................  42
19.  Descriptive Headings...............................................................  42
20.  GOVERNING LAW......................................................................  42
21.  Judicial Proceedings; Waiver of Jury...............................................  42

FORM OF SUBSCRIPTION....................................................................  53

FORM OF ASSIGNMENT......................................................................  54

                               NETWORK PLUS CORP.

                      Form Of Common Stock Purchase Warrant


                                                              New York, New York
No. FW-1                                                     _____________, 2000


                  NETWORK PLUS CORP. (the "COMPANY"), a Delaware corporation, for value received, hereby certifies that [____________________], or registered assigns, is entitled to purchase from the Company [________] duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $0.01 per share (the "COMMON STOCK") of the Company at the purchase price per share of $7.01, at any time or from time to time prior to 5:00 [P.M.], New York City time, on September 27, 2003 (or such earlier date as may be determined pursuant to section 3), all subject to the terms, conditions and adjustments set forth below in this Warrant.

                  This Warrant evidences rights to purchase an aggregate of ______ shares of Common Stock subject to adjustment as provided herein. Certain capitalized terms used in this Warrant are defined in section 13; references to an "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to this Warrant and references to a "section" are, unless otherwise specified, to one of the sections of this Warrant.

                  1. Exercise of Warrant.

                  1.1. Manner of Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day, by surrender of this Warrant to the Company at its principal office, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, in cash, by certified or official bank check payable to the order of the Company, or in the manner provided in section 1.4 or section 1.5 (or by any combination of such methods), in the amount obtained by multiplying (a) the whole number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) $7.01 (as adjusted pursuant to the terms hereof), and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in sections 2 through 4.

                  1.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in section 1.3 shall be deemed to have become the holder or holders of record thereof.

                  1.3. Delivery of Stock Certificates, etc. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within ten Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to section 9, as such holder (upon payment by such holder of any applicable transfer taxes) may direct,

                  (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise, and

                  (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in section 1.1.

                  The holder hereof shall comply will all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Law of 1976, as amended, and any successor statute, in connection with the exercise of this Warrant, and shall provide to the Company upon its reasonable request a certificate of such compliance.

                  1.4. Payment by Application of Shares Otherwise Issuable. Upon any exercise of this Warrant, the holder hereof may, at its option, instruct the Company, by written notice accompanying the surrender of this Warrant at the time of such exercise, to apply to the payment required by section 1.1 such number of the shares of Common Stock otherwise issuable to such holder upon such exercise as shall be specified in such notice, in which case an amount equal to the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the payment required by section 1.1 attributable to such shares shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number.

                  1.5. Exercise of Warrants. Notwithstanding anything to the contrary set forth herein, no Warrant shall be exercisable other than in accordance with this section 1.5. The Warrants shall be exercisable as follows:
(i) 72.73% of holder's Warrants shall be exercisable at any time on or after the Closing Date (as defined in the Credit Agreement), (ii) 13.64% shall be exercisable on a pro rata basis with each amount drawn by the Company on the first $100 million of loans under the Credit Agreement divided by $100 million, and (iii) 13.63% shall be exercisable at any time on or after the date the amount drawn by the Company under the Credit Agreement exceeds $100 million

                  2. Adjustment of Common Stock Issuable Upon Exercise.

                  2.1. General; Warrant Price. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to section 1.1, by the fraction of which (a) the numerator is $7.01 and (b) the denominator is the Warrant Price in effect on the date of such exercise. The "Warrant Price" shall initially be $7.01 per share, shall be adjusted and readjusted from time to time as provided in this section 2 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this section 2.

                  2.2. Adjustment of Warrant Price.

                  2.2.1 Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to section 2.3 or 2.4) without consideration or for a consideration per share less than the Current Market Price in effect immediately prior to such issue or sale, then, subject to section 2.8, the Warrant Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant Price by a fraction

                  (a) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Current Market Price, and

                  (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale,

provided that, for the purposes of this section 2.2.1, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to section 2.3 or 2.4, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

                  2.2.2 Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, other than a dividend payable in Additional Shares of Common Stock, then, and in each such case, subject to section 2.8, the Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant Price by a fraction

                  (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and

                  (y) the denominator of which shall be such Current Market
         Price.

                  2.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to section 2.5) of such shares would be less than the Current Market Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued

                  (a) no further adjustment of the Warrant Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (x) a change of control of the Company, (y) the acquisition by any Person or group of Persons of any specified number or percentage of the Voting Securities of the Company or (z) any similar event or occurrence, each such case to be deemed hereunder to involve a separate issuance of Additional Shares of Common Stock, Options or Convertible Securities, as the case may be;

                  (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                  (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                           (i) in the case of Options for Common Stock or
                  Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                           (ii) in the case of Options for Convertible
                  Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to section 2.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

                  (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                  (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Warrant Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

                  2.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

                  2.5. Computation of Consideration. For the purposes of this section 2,

                  (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                           (i) insofar as it consists of cash, be computed at
                  the net amount of cash received by the Company,

                           (ii) insofar as it consists of property (including
                  securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company, and

                           (iii) in case Additional Shares of Common Stock are
                  issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company;

                  (b) Additional Shares of Common Stock deemed to have been issued pursuant to section 2.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                           (i) the total amount, if any, received and receivable
                  by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                           (ii) the maximum number of shares of Common Stock (as
                  set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

                  (c) Additional Shares of Common Stock deemed to have been issued pursuant to section 2.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

                  2.6. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification, reverse stock-split or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  2.7. Minimum Adjustment of Warrant Price. If the amount of any adjustment of the Warrant Price required pursuant to this section 2 would be less than one tenth (1/10) of one percent (1%) of the Warrant Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one tenth (1/10) of one percent (1%) of such Warrant Price.

                  3. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Price is provided in section 2.2.1 or 2.2.2), then, this Warrant shall automatically terminate in its entirety immediately upon the consummation of such transaction, provided that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant shall be permitted to exercise this Warrant immediately preceding the consummation of such transaction and immediately after such exercise shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the stock and other securities, cash and property to which such holder would have been entitled upon such consummation if such holder had exercised the rights represented by this Warrant immediately prior thereto.

                  4. Other Dilutive Events. In case any event shall occur as to which the provisions of section 2 or section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such sections, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in sections 2 and 3, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

                  5. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

                  6. Report as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and provide to holder an officers certificate verifying such computation (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by section 2) on account thereof. The Company will forthwith mail a copy of each such report to each holder of a Warrant and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated.

                  7. Notices of Corporate Action. In the event of

                  (a) any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surplus in an amount not exceeding the amount of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty days prior to the date therein specified.

                  8. Registration of Common Stock. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its reasonable best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange, the Company will, at its expense, use its reasonable best efforts to obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company will use its reasonable best efforts to list on such national securities exchange, register under the Exchange Act and maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

                  9. Restrictions on Transfer.

                  9.1. Restrictive Legends. Except as otherwise permitted by this section 9, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while a registration under such Act is in effect or pursuant to an exemption therefrom under such Act. This Warrant and such shares may be transferred only in compliance with the conditions specified in this Warrant."

Except as otherwise permitted by this section 9, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. Such shares may be transferred only in compliance with the conditions specified in certain Common Stock Purchase Warrants issued by Network Plus Corp. A complete and correct copy of the form of such Warrant is available from Network Plus Corp. and will be furnished to the holder of such shares upon written request and without charge."

                  9.2. Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this section 9.2. Each such notice (a) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (b) shall designate counsel for the holder giving such notice (who may be house counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice and the Company will promptly submit a copy thereof to its counsel. The following provisions shall then apply:

                           (i) If (A) in the opinion of such counsel for the
                  holder the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act, and (B) counsel for the Company shall not have rendered a reasoned written objection thereto within 15 days after the receipt by the Company of such written notice that such registration is required, such holder shall thereupon be entitled to transfer such securities in accordance with the terms of the notice delivered by such holder to the Company. Each warrant or certificate, if any, representing such securities issued upon or in connection with such transfer shall bear the appropriate restrictive legend required by section 9.1, unless in the opinion of each such counsel such legend is no longer required to insure compliance with the Securities Act.

                           (ii) If in the opinion of either of or both such
                  counsel the proposed transfer may not legally be effected without registration of such Restricted Securities under the Securities Act (such opinion or opinions to state the basis of the legal conclusions reached therein), the Company will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such Restricted Securities until either (x) receipt by the Company of a further notice from such holder pursuant to the foregoing provisions of this section 9.2 and fulfillment of the provisions of clause (i) above or (y) such shares have been effectively registered under the Securities Act.

Notwithstanding the foregoing provisions of this section 9.2(ii), [THE PURCHASER OF THE WARRANTS] shall be permitted to transfer any Restricted Securities to a limited number of institutional investors, provided that (A) each such investor represents in writing that it is acquiring such Restricted Securities for investment and not with a view to the distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within the control of such transferee), (B) each such investor agrees in writing to be bound by all the restrictions on transfer of such Restricted Securities contained in this section 9.2 and (C) [THE PURCHASER OF THE WARRANTS] delivers to the Company an opinion of Skadden, Arps, Slate, Meagher & Flom, or other counsel satisfactory to the Company, stating that such transfer may be effected without registration under the Securities Act. The Company will pay the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom or Hale & Dorr for any holder of Restricted Securities and of counsel for the Company in connection with all opinions rendered by them pursuant to this section 9.2 and pursuant to section 9.3; provided that such opinions relate to the transfer of at least 1,284,685 shares of Common Stock in the aggregate (subject to proportionate adjustment as provided for hereunder) and that such shares will cease to constitute Restricted Securities following such transfer for the purposes of this section 9.2 and section 9.3.

                  9.3. Termination of Restrictions. The restrictions imposed by this section 9 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when such securities shall have been effectively registered under the Securities Act, or (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by section 9.1.

                  10. Reservation of Stock, etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the

Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

                  11. Registration and Transfer of Warrants, etc.

                  11.1. Warrant Register; Ownership of Warrants. The Company will keep at the principal office of the Company or its transfer agent a register in which the Company will provide for the registration of Warrants and the registration of transfers of Warrants. The Company may treat the Person in whose name any Warrant is registered on such register as the owner thereof for all other purposes, and the Company shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to section 9, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

                  11.2. Transfer and Exchange of Warrants. Upon surrender of any Warrant for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will (subject to compliance with section 9, if applicable) execute and deliver in exchange therefor a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

                  11.3. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Warrant held by any Institutional Holder or its nominee, of an indemnity agreement from such Institutional Holder reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Warrant for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  12. Registration under Securities Act, etc.

                  12.1. Registration on Request.

                  (a) Request. On no more than three occasions upon the written request of one or more Initiating Holders, requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registerable Securities and specifying the intended method of disposition thereof, the Company will, subject to the terms of this Warrant, promptly give written notice of such requested registration to all registered holders of Registerable Securities, and thereupon the Company will effect the registration under the Securities Act of

                           (i) the Registerable Securities which the Company has
                  been so requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request, and

                           (ii) all other Registerable Securities the holders of
                  which shall have made a written request to the Company for registration thereof within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registerable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registerable Securities so to be registered.

                  (b) Registration Statement Form. Registrations under this
         section 12.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registerable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which holders of Registerable Securities being registered shall reasonably request. If, in connection with any registration under this section 12.1 which is proposed by the Company to be on Form S-3 or any similar short form registration statement which is a successor to Form S-3, the managing underwriters, if any, shall advise the Company in writing that in their opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

                  (c) Expenses. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this section
         12.1 by any Initiating Holders of Registerable Securities prior to the time at which three such registrations shall have been effected in which all of the Registerable Securities requested to be included in such registration by any holders of Registerable Securities shall have been registered pursuant to this section 12.1. The Registration Expenses (and underwriting discounts and commissions and transfer taxes, if any) in connection with each other registration requested under this section 12.1 shall be allocated pro rata among all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

                  (d) Effective Registration Statement. A registration requested pursuant to this section 12.1 shall not be deemed to have been effected
         (i) unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Initiating Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company or material adverse information concerning the business or financial condition of the Company which is made known to the Initiating Holders after the date on which such registration was requested) shall be deemed to have been effected by the Company at the request of such Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, (provided that, in lieu of such registration not being deemed to have been effected, the Company may extend the registration period may be extended by the period of such stop order, injunction or other order, up to a maximum of ninety days) or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Initiating Holders.

                  (e) Selection of Underwriters. If a requested registration pursuant to this section 12.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the holders of at least a majority (by number of shares) of the Registerable Securities as to which registration has been requested and shall be acceptable to the Company, which shall not unreasonably withhold its acceptance of any such underwriters.

                  (f) Priority in Requested Registrations. If a requested registration pursuant to this section 12.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registerable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the holders of a majority of the Registerable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registerable Securities requested to be included in such registration by the holder or holders of Registerable Securities, pro rata among the holders thereof requesting such registration on the basis of the number of such securities requested to be included by such holders. In connection with any such registration, no securities other than Registerable Securities shall be covered by such registration.

                  (g) If at the time of any request to register Registerable Securities by any holder, pursuant to this Section 12.1, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct, upon no less than five days prior written notice, that such request be delayed for a period not in excess of 90 days from the date of the expiration of such notice, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

                  12.2. Incidental Registration.

                  (a) Right to Include Registerable Securities. If the Company at any time proposes to register any of its securities under the Securities Act (other than by a registration on Form S-4 or S-8 or any successor or similar forms and other than pursuant to section 12.1), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registerable Securities of its intention to do so and of such holders' rights under this section 12.2. Upon the written request of any such holder made within fifteen days after the receipt of any such notice (which request shall specify the Registerable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will, subject to the terms of this Warrant, effect the registration under the Securities Act of all Registerable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registerable Securities so to be registered, by inclusion of such Registerable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registerable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registerable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registerable Securities entitled to do so to request that such registration be effected as a registration under section 12.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registerable Securities, for the same period as the delay in registering such other securities. No registration effected under this section 12.2 shall relieve the Company of its obligation to effect any registration upon request under section 12.1 nor shall any such registration hereunder be deemed to have been effected pursuant to section 12.1. The Company will pay all Registration Expenses in connection with each registration of Registerable Securities requested pursuant to this section 12.2.

                  (b) Priority in Incidental Registrations. If (i) a registration pursuant to this section 12.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, (ii) the Registerable Securities so requested to be registered for sale for the account of holders of

         Registerable Securities are not also to be included in such underwritten offering (either because the Company has not been requested so to include such Registerable Securities pursuant to section 12.4(b) or, if requested to do so, is not obligated to do so under section 12.4(b)), and (iii) the managing underwriter of such underwritten offering shall inform the Company and holders of the Registerable Securities requesting such registration by letter of its belief that the distribution of all or a specified number of such Registerable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registerable Securities which may be distributed without such effect), then the Company may, upon written notice to all holders of such Registerable Securities, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registerable Securities the registration of which shall have been requested by each holder of Registerable Securities so that the resultant aggregate number of such Registerable Securities so included in such registration shall be equal to the number of shares stated in such managing underwriter's letter.

                  12.3. Registration Procedures. If and whenever the Company is required to effect the registration of any Registerable Securities under the Securities Act as provided in sections 12.1 and 12.2 the Company shall promptly:

                           (i) prepare and (within sixty days after the end of
                  the period within which requests for registration may be given to the Company or in any event as soon thereafter as possible) (in the case of a registration pursuant to section 12.1, such filing to be made within sixty days after the initial request of one or more Initiating Holders of Registerable Securities or in any event as soon thereafter as possible) file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its reasonable best efforts to cause such registration statement to become and remain effective, provided, however, that the Company may discontinue any registration of its securities which are not Registerable Securities (and, under the circumstances specified in section 12.2(a), its securities which are Registerable Securities) at any time prior to the effective date of the registration statement relating thereto;

                           (ii) prepare and file with the Commission such
                  amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a registration pursuant to section 12.1, the expiration of 180 days after such registration statement becomes effective, or (ii) in the case of a registration pursuant to section 12.2, the expiration of 90 days after such registration statement becomes effective;

                           (iii) furnish to each seller of Registerable
                  Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request;

                           (iv) use its reasonable best efforts to register or
                  qualify all Registerable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                           (v) use its reasonable best efforts to cause all
                  Registerable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registerable Securities;

                           (vi) use its reasonable best efforts to furnish to
                  each seller of Registerable Securities a signed counterpart, addressed to such seller and the underwriters, if any of

                  (x) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

                  (y) a "comfort" letter (or, in the case of such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35) and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller (or the underwriters, if any) may reasonably request;

                           (vii) notify the holders of Registerable Securities
                  and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

                  (v) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                  (w) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

                  (x) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

                  (y) if at any time the representations and warranties of the Company made as contemplated by section 12.4 below cease to be true and correct;

                  (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registerable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

                           (viii) notify each seller of Registerable Securities
                  covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                           (ix) otherwise use its best efforts to comply with
                  all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and will furnish to each such seller prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                           (x) make available for inspection by a representative
                  or representatives of the holders of Registerable Securities any underwriter participating in any disposition pursuant to the registration statement and any attorney or accountant retained by such selling holders or underwriter (each, an "INSPECTOR"), all financial and other records, pertinent corporate documents and properties of the Company (the "RECORDS"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration in order to permit a reasonable investigation within the meaning of Section 11 of the Securities Act, provided that the Company shall not be required to comply with this subdivision (xi) if there is a reasonable likelihood, in the judgment of the Company, that such delivery could result in the loss of any attorney-client privilege related thereto; and provided further that Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (other than to any holder of Registerable Securities) unless
                  (x) such Records have become generally available to the public or (y) the disclosure of such Records may be necessary or appropriate (A) in compliance with any law, rule, regulation or order applicable to any such Inspectors or holder of Registerable Securities, (B) in response to any subpoena or other legal process or (C) in connection with any litigation to which such Inspectors or any holder of Registerable Securities is a party;

                           (xi) provide and cause to be maintained a transfer
                  agent and registrar for all Registerable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                           (xii) take such other actions as sellers of such
                  Registerable Securities holding 51% of the shares so to be sold shall reasonably request in order to expedite or facilitate the disposition of such Registerable Securities;

                           (xiii) use its best efforts to list all Registerable
                  Securities covered by such registration statement on any securities exchange on which any of the securities of the same class as the Registerable Securities are then listed; and

                           (xiv) use its best efforts to provide a CUSIP number
                  for the Registerable Securities, not later than the effective date of the registration statement.

The Company may require each seller of Registerable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

                  Each holder of Registerable Securities shall be deemed to have agreed by acquisition of such Registerable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (vii) or (viii) of this section 12.3, such holder will forthwith discontinue such holder's disposition of Registerable Securities pursuant to the registration statement relating to such Registerable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this section 12.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registerable Securities current at the time of receipt of such notice.

                  In the event that, in the reasonable judgment of the Company, it is necessary or advisable to suspend use of a prospectus included in a Registration Statement due to pending material developments or other material events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all sellers of Registerable Securities to such effect, and upon receipt of such notice, each such seller of Registerable Securities shall promptly discontinue any sales of Registerable Securities pursuant to Registration Statement until such seller of Registerable Securities has received copies of a supplemented or amended prospectus or until such seller of Registerable Securities is advised in writing by the Company that the current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this paragraph to suspend sales of Registerable Securities for a period in excess of ninety days in any 365 day-period.

                  If any such registration or comparable statement refers to any holder of Registerable Securities by name or otherwise as the holder of any securities of the Company then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

                  12.4. Underwritten Offerings.

                  (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Registerable Securities pursuant to a registration requested under section 12.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in section 12.7. The holders of the Registerable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of the Company. The holders of Registerable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registerable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registerable Securities. Any such holder of Registerable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder expressly for use in such registration statement, customary representations and warranties contained in the relevant underwriting agreement, or agreements regarding such holder, such holder's Registerable Securities and such holder's intended method of distribution and any other representation required by law.

                  (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by section 12.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registerable Securities as provided in section 12.2 and subject to the provisions of section 12.2(b), use its best efforts to arrange for such underwriters to include all the Registerable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the holders of the Registerable Securities requesting such registration and the holders of any other securities which shall have exercised, in respect of such underwritten offering, registration rights comparable to the rights under section 12.2 by letter of its belief that inclusion in such underwritten distribution of all or a specified number of such Registerable Securities or of such other shares of securities so requested to be included would interfere with the successful marketing of the securities (other than such Registerable Securities and other shares of securities so requested to be included) by the underwriters (such writing to state the basis of such belief and the approximate number of such Registerable Securities and shares of other securities so requested to be included which may be included in such underwritten offering without such effect), then the Company may, upon written notice to all holders of such Registerable Securities and of such other shares of securities so requested to be included, exclude pro rata from such underwritten offering (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registerable Securities and shares of such other securities so requested to be included the registration of which shall have been requested by each holder of Registerable Securities and by the holders of such other so that the resultant aggregate number of such Registerable Securities and of such other shares of securities so requested to be included which are included in such underwritten offering shall be equal to the approximate number of shares stated in such managing underwriter's letter. The holders of Registerable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registerable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registerable Securities. Any such holder of Registerable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registerable Securities and such holder's intended method of distribution and any other representation required by law. Notwithstanding anything to the contrary contained herein, in the event that any terms of this Section 12 are inconsistent with or conflict with the terms of the proviso to Section 5.01(b) of the Warrant Agreement dated as of September 3, 1998 between the Company and American Stock Transfer & Trust Company (the "UNIT AGREEMENT"), the terms of the Unit Agreement shall govern and the terms hereof shall be deemed to be amended insofar as is necessary to resolve such inconsistency or conflict.

                  (c) Confidentiality. Any holder receiving any written notice from the Company regarding the Company's plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Warrant.

                  (d) Participation in Underwritten Offerings. No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the holders of a majority of Registerable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registerable Securities to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder expressly for use in the related registration statement, customary representations or warranties contained in the relevant underwriting agreement, or agreements regarding such holder, such holder's Registerable Securities and such holder's intended method of distribution and any other representation required by law.

                  12.5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Warrant, the Company will give the holders of Registerable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act, provided that the Company shall not be required to comply with this section 12.5 if there is a reasonable likelihood, in the judgment of the Company, that such delivery could result in the loss of any attorney-client privilege related thereto; and provided further that Records which the Company determines, in good faith, to be confidential and which it notifies the holders of Registerable Securities are confidential shall not be disclosed by the holders of Registerable Securities unless (x) such Records have become generally available to the public or (y) the disclosure of such Records may be necessary or appropriate (A) in compliance with any law, rule, regulation or order applicable to any such holder of Registerable Securities, (B) in response to any subpoena or other legal process or (C) in connection with any litigation to which any such holder of Registerable Securities is a party.

                  12.6. Indemnification.

                  (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to section 12.1 or 12.2, the holder of any Registerable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder specifically stating that it is for use in the preparation thereof and, provided, further that the Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Registerable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registerable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

                  (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registerable Securities in any registration statement filed pursuant to section 12.3, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registerable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this section 12.6) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                  (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this section 12.6 and subdivision (f) below, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this section 12.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any action for which indemnity is required to be provided by an indemnifying party hereunder without the consent of such indemnifying party; in no event shall the indemnifying party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the indemnified party. The provisions of this subsection (c) shall also apply to a contribution pursuant to subsection (f) below.

                  (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this section 12.6 (with appropriate modifications) shall be given by the Company and each seller of Registerable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

                  (e) Indemnification Payments. The indemnification required by this section 12.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  (f) Contribution. If the indemnification provided for in the preceding subdivisions of this section 12.6 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registerable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this section 12.6, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions
         (a) or (b) of this section 12.6 had been available under the circumstances.

                  The Company and the holders of Registerable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (f) were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (c) of this section 12.6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                  Notwithstanding the provisions of this subdivision (f), no holder of Registerable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registerable Securities or (ii) in the case of an underwriter, the total price at which the Registerable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  13. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  Acquiring Person: With reference to the transactions referred to in clauses (a) through (d) of section 3.1, the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), the transferee of substantially all of the properties of the Company, the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, or, in the case of a capital reorganization or reclassification, the Company.

                  Acquisition Price: As applied to the Common Stock, (a) the Market Price on the date immediately preceding the date on which any transaction to which section 3 applies is consummated, or (b) if a purchase, tender or exchange offer is made by the Acquiring Person (or by any of its affiliates) to the holders of the Common Stock and such offer is accepted by the holders of more than 50% of the outstanding shares of Common Stock, the greater of (i) the price determined in accordance with the provisions of the foregoing clause (a) of this sentence and (ii) the Market Price on the date immediately preceding the acceptance of such offer by the holders of more than 50% of the outstanding shares of Common Stock.

                  Additional Shares of Common Stock: All shares (including treasury shares) of Common Stock issued or sold (or, pursuant to section 2.3 or 2.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than

                  (a) shares issued upon the exercise of the Warrants,

                  (b) shares issued (including upon the exercise of options) to directors, advisors, employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other agreement approved by the board of directors of the Company,

                  (c) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clauses (a) and (b) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, but only if and to the extent that such adjustments are required as the result of the original issuance of the Warrants,

                  (d) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clauses (a) and (b) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock,

                  (e) shares issued upon exercise of any warrants outstanding on the date hereof, and

                  (f) shares issued pursuant to the terms of the Company's
         7 1/2% Series A Cumulative Convertible Preferred Stock, including as dividends thereon or pursuant to the conversion thereof.

                  Business Day: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

                  Commission: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  Common Stock: As defined in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                  Company: As defined in the introduction to this Warrant, such term to include any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with section 3.

                  Convertible Securities: Any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                  Credit Agreement: That certain Credit Agreement, by and among Network Plus, Inc., Network Plus Corp., the lenders party thereto from time to time, Goldman Sachs Credit Partners L.P., as a joint lead arranger, book runner and as syndication agent, FleetBoston Robertson Stephens Inc., as a joint lead arranger, DLJ Bridge Finance, Inc., as documentation agent and Fleet National Bank, as administrative agent and as collateral agent, dated as of September 27, 2000.

                  Current Market Price: On any date specified herein, the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

                  Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  Initiating Holders: Any holder or holders of Registerable Securities holding at least 50% of the Registerable Securities (by number of shares at the time issued and outstanding), and initiating a request pursuant to section 12.1 for the registration of all or part of such holder's or holders' Registerable Securities.

                  Institutional Holder: Any original purchaser of any Warrant, any insurance company, pension fund, mutual fund, investment company, bank, savings bank, savings and loan association, broker-dealer, investment adviser, investment banking company, trust company or any finance or credit company, any portfolio or any investment fund managed by any of the foregoing, any other institutional investor and any nominee of any of the foregoing.

                  Market Price: On any date specified herein, the amount per share of the Common Stock, equal to (a) the last sale price of such Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the higher of (x) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (y) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 18 days of the date as of which the determination is to be made.

                  Market Value: Per share of common stock (or equivalent equity interests) of the Acquiring Person or its Parent on any date specified herein,
(a) the average of the last sale prices, regular way, on the 20 consecutive business days immediately preceding such date or, if there shall have been no sale on any such day, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which such common stock is at the time listed or admitted to trading, or (b) if such common stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security by the NASD, the last trading price of the common stock on such date, or if there shall have been no trading on such date or if the common stock is not so designated, the average of the reported closing bid and asked prices on such 20 days as shown by the NASD automated quotation system.

                  NASD: The National Association of Securities Dealers, Inc.

                  Options: Rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

                  Other Securities: Any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to section 3 or otherwise.

                  Parent: As to any Acquiring Person any corporation which (a) controls the Acquiring Person directly or indirectly through one or more intermediaries, (b) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K and (c) is not itself included in the consolidated financial statements of any other person (other than its consolidated subsidiaries).

                  Person: A corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  Purchaser: As defined in the introduction to this Warrant.

                  Registerable Securities: (a) Any shares of Common Stock or Other Securities issued or issuable upon exercise of this Warrant and (b) any securities issued or issuable with respect to any securities referred to in the foregoing subdivision by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registerable Securities, once issued such securities shall cease to be Registerable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (d) they shall have ceased to be outstanding or,

(e) such securities are eligible for sale pursuant to Rule 144(k) (or any successor provision) under the Securities Act.

                  Registration Expenses: All expenses incident to the Company's performance of or compliance with section 12, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of one counsel retained by holder or holders and accountants retained by the holder or holders of more than 50% of the Registerable Securities being registered, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registerable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes and fees and expenses of counsel for any holder except as set forth above, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

                  Restricted Securities: (a) any Warrants bearing the applicable legend set forth in section 9.2, (b) any shares of Common Stock (or Other Securities) issued upon the exercise of Warrants which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section, (c) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section, and (d) unless the context otherwise requires, any shares of Common Stock (or Other Securities) issuable upon the exercise of Warrants, which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

                  Securities Act: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  Transfer: Any sale, assignment, pledge or other disposition of any security, or of any interest therein, which could constitute a "sale" as that term is defined in section 2(3) of the Securities Act.

                  Voting Securities: Stock of any class or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency.

                  Warrant Price: As defined in section 2.1.

                  Warrants: The common stock purchase warrants issued in connection with this warrant agreement.

                  Weighted Average Warrant Price: As to any holder of Restricted Securities, the price determined by dividing (a) the sum of the aggregate consideration previously paid by such holder upon the exercise of Warrants plus the consideration payable upon the exercise of all Warrants held by such holder by (b) the sum of (i) the aggregate number of shares previously received by such holder upon the exercise of Warrants plus (ii) the number of shares which would be received by such holder upon the exercise of all Warrants held by such holder, based upon the Warrant Price in effect on the effective date of the registration statement in respect of which the Weighted Average Warrant Price is being determined.

                  14. Remedies. Each party hereto stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  15. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

                  16. Notices. All notices and other communications under this Warrant shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, to the attention of its President at its principal office, provided that the exercise of any Warrant shall be effective in the manner provided in section 1.

                  17. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Notwithstanding the foregoing, any term of Section 12 of this Warrant may be amended or waived upon the written consent of the Company and the holders of Company Warrants (as defined below) representing at least a majority of the number of shares of Common Stock then subject to the outstanding Company Warrants; provided that any such amendment or waiver must apply to all Company Warrants then outstanding. "COMPANY WARRANTS" shall mean this Warrant and all other warrants in the series of warrants issued by the Company in connection with the Credit Agreement, all dated the date hereof and of like tenor (other than the number of shares of Common Stock issuable upon exercise thereof), including any warrants issued upon partial exercise or transfer thereof.

                  18. Expiration. The right to exercise this Warrant shall expire at 5.00 p.m., New York City time, on September 27, 2003. Notwithstanding anything to the contrary set forth herein all rights to registration hereunder shall expire at 5:00 p.m. on September 27, 2005.

                  19. Descriptive Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  20. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF DELAWARE, WITHOUT

REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                  21. Judicial Proceedings; Waiver of Jury. Any judicial proceeding brought against the Company with respect to this Warrant may be brought in any court of competent jurisdiction in the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Warrant, each of the Company and holder (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant, subject to any rights of appeal, and (b) irrevocably waives any objection the Company may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. The Company hereby waives personal service of process and consents, that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of section 16, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail or, if earlier, when delivered. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any holder of any Warrant to bring proceedings against the Company in the courts of any other jurisdiction. THE COMPANY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS WARRANT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.


                                                NETWORK PLUS CORP.



                                                By:_____________________________
                                                   Title:

                              FORM OF SUBSCRIPTION


                 [To be executed only upon exercise of Warrant]


To:  [NAME OF ISSUER]

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ______* shares of Common
Stock of [NAME OF ISSUER] and herewith makes payment of $       therefor, and
requests that the certificates for such shares be issued in the name of, and



----------
         * Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

delivered to          , whose address is        .




Dated:                           _______________________________________________
                                 (Signature must conform in all respects to name of holder as specified on the face of Warrant)

                                 _______________________________________________
                                        (Street Address)

                                 _______________________________________________
                                      (City)(State)(Zip Code)

                               FORM OF ASSIGNMENT

                 [To be executed only upon transfer of Warrant]


For value received, the undersigned registered holder of the within Warrant
hereby sells, assigns and transfers unto        the right represented by such
Warrant to purchase      shares of [Common Stock] of [NAME OF ISSUER] to which
such Warrant relates, and appoints              Attorney to make such transfer
on the books of [NAME OF ISSUER] maintained for such purpose, with full power of substitution in the premises.


Dated:                           _______________________________________________
                                 (Signature must conform in all respects to name of holder as specified on the face of Warrant)

                                 _______________________________________________
                                        (Street Address)

                                 _______________________________________________
                                      (City)(State)(Zip Code)

Signed in the presence of: